UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

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LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Newport Center Drive, Suite 300 Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

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Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2022, Landsea Homes Corporation, a Delaware corporation (the “Company”), and Landsea Holdings Corporation, a Delaware corporation and controlling stockholder of the Company (“LHC”), entered into a share repurchase agreement pursuant to which the Company has agreed to repurchase from LHC 4,398,826 shares of Company common stock for an aggregate purchase price of approximately $30.0 million. LHC also agreed not to sell any of its shares of the Company’s common stock for the 90-day period from the date of the repurchase agreement, subject to limited exceptions. The repurchase of the shares will be funded with cash on hand, and the transaction is expected to close on or about June 2, 2022. The Company intends to retire the shares repurchased following closing of the transaction.

The repurchase agreement and the terms of the transaction were unanimously approved by a Special Committee of the Company’s Board of Directors consisting entirely of independent directors who are not affiliated with LHC or any of its affiliates and the Audit Committee of the Company’s Board of Directors under the Company’s related party transaction policy. The Special Committee retained independent legal and financial advisors to assist it in evaluating and approving the transaction and the terms of the repurchase agreement.

LHC is 100% owned indirectly by Landsea Green Properties Co., Ltd. (“Landsea Green”). Mr. Ming (Martin) Tian, the Chairman of the Company’s Board of Directors, indirectly beneficially owns more than 55.0% of Landsea Green through his direct and indirect interests in other entities. LHC currently has the right to appoint seven members of the Company’s Board of Directors pursuant to a stockholders agreement. See Item 13, Certain Relationships and Related Transactions, and Director Independence in the Company’ Annual Report on Form 10-K for the year ended December 31, 2021 for a description of the stockholders agreement and certain other transactions between the Company and LHC and its affiliates.

The above description of the repurchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the repurchase agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Repurchase Agreement, by and between Landsea Homes Corporation and Landsea Holdings Corporation, dated June 1, 2022
99.1	Press Release issued by Landsea Homes Corporation on June 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: June 1, 2022	By:	/s/ Franco Tenerelli
Name: Franco Tenerelli
Title: EVP, Chief Legal Officer and Secretary

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